EXHIBIT 99.1

                                CARBON AGREEMENT

         THIS AGREEMENT ("Agreement") is effective as of December 29, 1999, by and between SULZER CARBOMEDICS, INC. ("CMI") and ATS MEDICAL, INC. (formerly Helix BioCore, Inc.) ("ATS").

         WHEREAS, CMI and ATS previously entered into that certain License Agreement dated as of September 24, 1990, as amended (the "License Agreement"), that certain O.E.M. Supply Agreement dated as of September 24, 1990, as amended (the "O.E.M. Supply Agreement") and that certain Option Agreement dated as of September 24, 1990, as amended (the "Option Agreement") (the License Agreement, the O.E.M. Supply Agreement and the Option Agreement collectively the "ATS Agreements"), and

         WHEREAS, ATS desires to acquire a license from CMI to use certain CMI proprietary technology and CMI is willing to grant such a license, all upon the terms and conditions contained in this Agreement, and upon ATS and CMI entering into Amendment No. 2 of the License Agreement and Amendment No. 7 to O.E.M. Supply Agreement (collectively the "Amendments") attached hereto as Attachments Nos. 1 and 2, respectively.

         NOW, THEREFORE, in consideration of the premises and the faithful performance of the mutual covenants and obligations contained in this Agreement and the ATS Agreements as amended in accordance with the Amendments, the parties agree as follows:

Article 1.0   DEFINITIONS

1.1 Licensed Product. As used herein, "Licensed Product" shall mean a specific configuration of a bileaflet heart valve prosthesis embodying at least one of the claims of U.S.P.N. 4,692,165 (hereinafter called the "Patent") and having substantially flat leaflets and opposed pivot posts on an interior surface of an annular body of said heart valve, said pivot posts comprising spherical surface portions, each pivot post being receivable in a notch in a leaflet or constituent parts for such a bileaflet heart valve prosthesis. The Licensed Product will comprise leaflets as shown in Fig. 17 of the Patent and pivots as shown in Fig. 25 of the Patent.

1.2 Licensed Technology. As used herein, "Licensed Technology" shall mean all trade secrets, know-how and other intellectual property necessary to manufacture, or have manufactured, use, sell and assemble a Licensed Product and any components thereof.

Article 2.0   LICENSE

2.1 Scope of License. Subject to the payment of the fees set forth herein, CMI hereby grants to ATS an exclusive worldwide right and license to use the Licensed Technology (subject to rights, if any, reserved by General Atomic) to make, use, sell and assemble the Licensed Product and components thereof and a non-exclusive worldwide right and license to use the Licensed


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Technology for any other purpose. Notwithstanding the foregoing, ATS shall not develop or produce any component parts or assemblies for any mechanical heart valve except the Licensed Product, improvements and modifications thereon and any other heart valve owned by ATS or one of its affiliates, until January 1, 2009, and shall not develop, manufacture, or produce the CPHV valve or any improvements and modifications thereon. CMI shall not develop or produce any component parts or assemblies for the Licensed Product, improvements and modifications thereon other than for sale to ATS. This Agreement shall not confer any right, title or interest in or to any letters patent or patent application other than those referred to herein. The foregoing right and license expressly excludes the right to grant sublicenses to any non-affiliate of ATS but includes the right to sublicense such right and license to any entity controlling, controlled by or under common control with ATS.

2.2 Regulatory Approvals. ATS will have the sole obligation to obtain any approvals necessary for manufacture and marketing of the Licensed Product using the Licensed Technology. CMI hereby grants to ATS the right to refer any domestic or international regulatory body, including without limitation the FDA, to CMI's regulatory filings and any domestic or international dossier, applications or master files for the Licensed Technology necessary to demonstrate the equivalence of the carbon produced using the Licensed Technology to the carbon (i.e., Pyrolite(R) carbon) employed by ATS prior to the execution of this Agreement.

2.3 Production Line. The Licensed Technology requires a state-of-the-art component manufacturing production line, which will be independent of CMI, whether accomplished internally by ATS or by qualified outside vendors, and will be substantially equivalent to Licensor's own current component manufacturing production line (the "Production Line"), to produce the Licensed Product. The Production Line shall be built and become operational within the anniversary milestones set forth in Section 2.5 below. Accordingly, CMI and ATS shall have the following respective responsibilities:

         (a) At ATS's expense, CMI shall provide ATS with a basic space plan and other requirements ("Space Plan") for a suitable site (the "Site") for the Production Line, provided that the expense covered by ATS shall be the incremental expense of producing the Space Plan for ATS and shall not include development costs previously incurred by CMI;

         (b) At its own expense and in consultation with CMI, ATS shall lease or purchase the Site in conformity with the Space Plan;

         (c) At ATS's expense, CMI shall provide ATS with requirements and specifications for equipment, materials, utilities and such other configuration and installation details ("Line Requirements") as may be necessary for the Production Line, provided that the expense covered by ATS shall be the incremental expense of producing the Line Requirements for ATS and shall not include development costs previously incurred by CMI;


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         (d)      At its own expense and in consultation with CMI, ATS shall make (or cause to be made) the Site ready for construction and installation of the Production Line;

         (e) At its own expense and in consultation with CMI, ATS shall purchase, lease or otherwise obtain the equipment, materials, utilities etc. in conformity with the Line Requirements and cause such items to be delivered or made available at the Site;

         (f) At the expense of and in consultation with ATS, CMI shall supervise the construction and installation of the Production Line, subject to appropriate access, support and utility connections as reasonably necessary at the Site;

         (g) At the expense of and in consultation with ATS, CMI shall supervise the acceptance and qualification testing of the Production Line upon completion of the construction and installation and shall provide a good faith opinion in writing to ATS that the Production Line is ready for commercial production of the Licensed Product in conformity to applicable FDA "good manufacturing practices/quality system requirements" ("GMP/QSR") guidelines; in the event that the Production Line fails to obtain any required FDA GMP/QSR approvals, CMI shall provide such further supervision of acceptance and qualification testing for the Production Line as is necessary to achieve such approvals; and

         (h) At the expense of and in consultation with ATS, CMI shall provide on-site supervision of the Production Line's initial start-up operation until such line has run for at least one three consecutive month period producing the Licensed Product and components thereof using the Licensed Technology at a rate of 10,000 valve sets per year and with target yields and direct labor hours equal to the lesser of 1.33 times the 1999 average yields and direct labor hours or 1.15 times the 2001 average yields and direct labor hours of CMI producing components for the Licensed Product. On or before February 1, 2000 CMI shall provide to ATS its 1999 average yields and direct labor hours for producing components for the Licensed Product. Notwithstanding the foregoing, CMI shall provide on-site supervision of the Production Line's initial start-up operation until such line is producing Licensed Product with physical properties (including specifically mechanical properties, chemical properties and surface characteristics) statistically equivalent to those of CMI's Pyrolite(R)carbon components for the Licensed Product as specified in the FDA Guidance Document for Pyrolytic Carbon.

         CMI shall assign key personnel to perform the services described above as well as such additional personnel as are reasonably necessary to fulfill CMI's obligations hereunder.

2.4 Technology Transfer. In its transfer of the Licensed Technology to ATS, CMI shall provide such reasonable training and documentation to ATS to enable ATS to obtain ISO 9002 certification and FDA GMP/QSR approval of the Production Line and the Licensed Product


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made thereon. To the extent that CMI documentation ("CMI Documentation") for the
Licensed Technology is to be transferred hereunder, CMI shall provide one (1) legible hard copy of each manual or other documentation package or the electronic files thereof in Microsoft Word or Excel format or such other computer-aided design data used by CMI to manufacture Licensed Product in a format readable using commercially available software. CMI hereby grants ATS a non-exclusive, royalty-free, worldwide license to make, distribute and use such internal copies and derivative works of the CMI Documentation as are reasonably necessary to use the Licensed Technology for the purposes hereof, provided each such copy or derivative work shall retain any CMI copyright, trademark or other proprietary notices as are contained in the original version thereof, and provided further that ATS agrees to pay any license fees or additional software development costs in connection herewith. Within ninety (90) days of the effective date of this Agreement, the parties shall adopt a mutually acceptable training and technology transfer plan to enable selected ATS managers, engineers and other staff to acquire and master the Licensed Technology, including, where appropriate, a system for CMI to "train the trainers."

After the third anniversary date of this Agreement, CMI may notify ATS in writing that it is ready to initiate its transfer to ATS of the Licensed Technology, equipment and machining specifications and operating capability to permit ATS to develop the capability to internally machine graphite parts (the "Graphite Capability"), machine pyrolytic carbon coated parts (the "Pyrolytic Carbon Capability"), and develop its own tooling parts (the "Tooling Capability") (the date of such notification respectively referred to herein as the "Graphite Notice Date", the "Pyrolytic Carbon Notice Date" and the "Tooling Notice Date"). ATS shall notify CMI in writing within thirty (30) business days of the Graphite Notice Date, the Pyrolytic Carbon Notice Date and the Tooling Notice Date, as applicable, whether it intends to proceed to develop the Graphite Capability, the Pyrolytic Carbon Capability, or the Tooling Capability, as applicable (respectively the "Graphite Decision Date", the "Pyrolytic Carbon Decision Date"and the "Tooling Decision Date"). If ATS fails to provide such a notification, such action shall be deemed to be a decision not to develop such capability.

After the third anniversary date of this Agreement, ATS may notify CMI in writing that it is ready to receive transfer to ATS of the Graphite Capability, the Pyrolytic Carbon Capability, and the Tooling Capability. CMI will use its best efforts to commence transfer of such capability within six (6) months after receipt of such notice from ATS.

2.5 License Fees. In consideration of the right and license granted herein, ATS shall pay CMI as its sole and exclusive compensation therefor a total license fee of forty-one million dollars ($41,000,000) ("License Fee"). ATS shall pay the License Fee in eight (8) installments as follows:

         1: five million dollars ($5,000,000) upon the parties' execution of this Agreement;


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         2:       three million dollars ($3,000,000) on the later of (i) the first anniversary date of this Agreement or (ii) the date six
                  (6) months after the date on which CMI has provided to ATS***;

         3: five million dollars ($5,000,000) on the later of (i) the second anniversary date of this Agreement or (ii) the date on which ATS, under CMI supervision, *** is delayed beyond such second anniversary due to ATS' failure to use its best efforts to complete construction and installation of the Production Line by June 30, 2001, in which case this payment shall be payable on such second anniversary;

         4: five million dollars ($5,000,000) on the later of (i) the third anniversary date of this Agreement, or (ii) the date on which ATS has ***;

         5: five million dollars ($5,000,000) on the later of (i) the fourth anniversary date of this Agreement or (ii) the date on which ATS has the capacity on the Production Line ***;

         6: six million dollars ($6,000,000) on the later of (i) the fifth anniversary date of this Agreement, (ii) ***, or (iii) ***;

         7: six million dollars ($6,000,000) on the later of (i) the sixth anniversary date of this Agreement, (ii) *** or (iii) ***;

         8: six million dollars ($6,000,000) on the later of (i) the seventh anniversary date of this Agreement, (ii) *** or (iii)
                  ***.

2.6 Expenses. In addition to the License Fee, for all items specified in Section
2.3 above where ATS is to bear the expenses of CMI, ATS shall reimburse CMI for the following:

         (a) CMI employee time spent on the Production Line project, billed at a rate of ***/hour for employees at or above manager level or engineers and ***/hour for all other employees (including travel time between their normal work location and the Site);

         (b) reasonable and customary CMI employee travel costs associated with the Production Line project, including lodging, leased automobile expenses, other than gasoline, and coach airfare, as appropriate;

---------------------------

*** Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934.


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         (c)      for each CMI employee working at the Site, a mutually agreed per diem amount per day to cover food, parking, gasoline, laundry, telephone and entertainment;

         (d) other reasonable, customary and incidental out-of-pocket expenses incurred by any CMI employee working at the Site, other than personal expenses covered by the per diem in clause
                  (c) above; and

         (e) costs for any equipment or materials procured by CMI for use at or installation on the Production Line, subject to ATS' prior approval thereof for any expenditures in excess of $500 per item; provided that any such equipment or materials shall become the sole property of ATS upon reimbursement in accordance with this clause (e).

         CMI shall submit to ATS written invoices for any of the above expense items, together with copies of any underlying invoices or statements as requested by ATS, and ATS shall pay such invoices within thirty (30) days after receipt thereof.

2.7 Site Support. During the construction, testing and start-up phases of the Production Line project, at no charge to CMI, ATS shall furnish CMI personnel working at the Site with reasonable offices, office equipment, telephone, computer and facsimile equipment and incidental photocopying and other office support.

2.8 Facility Rules; Worker's Compensation and General Liability Insurance. CMI employees working at the Site shall observe and honor any reasonable ATS facility rules generally applicable to ATS employees at such location. CMI shall maintain its own worker's compensation and general liability insurance applicable to all CMI employees working at the Site.

2.9 Non-compete/Non-solicitation of Employees. ATS and CMI shall honor each others' non-compete agreements with their respective employees. Until two (2) years after the earlier of completion of the milestone payments described in section 2.5 or termination of this Agreement, CMI shall not, without the prior written approval of ATS, directly or indirectly, (i) solicit, induce, or attempt to solicit or induce any employee of ATS to leave ATS or (ii) hire any employee of ATS (excluding sales and marketing employees), and ATS shall not, without the prior written approval of CMI, directly or indirectly, (i) solicit, induce, or attempt to solicit or induce any employee of CMI to leave CMI or (ii) hire any employee of CMI (excluding sales and marketing employees), provided that a general advertisement in the ordinary course of business shall not be deemed a solicitation prohibited by this Section 2.9.

Article 3.0   IMPROVEMENTS; PATENTS

3.1 Sole Improvements. ATS shall own all right, title and interest in and to any enhancements, developments or improvements ("Improvements") that ATS may independently make related to or arising out of its use of the Licensed Technology. ATS may, at its own expense, file one or more patent applications for any Improvements in the United States or any


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foreign country. CMI shall own all right, title and interest in and to any
Improvements that CMI may independently make related to or arising out of its use of the Licensed Technology.

3.2 Joint Improvements. The parties shall co-own any right, title and interest in and to any Improvements that are jointly made related to or arising out of ATS' use of the Licensed Technology. The parties shall mutually agree which party shall file any patent applications for such jointly discovered Improvements and the allocation of the expenses therefor. Each party may independently exploit any such co-owned Improvement without accounting to the other party but may, by separate written agreement, license or sell some or all of its rights therein to the other party.

3.3 CMI Retained Rights. Notwithstanding the foregoing, ATS shall not own any right, title or interest in, and may not file any patent application on, the Licensed Technology itself or any part of it.

3.4 License of Rights.

         (a) If ATS elects not to file or to discontinue the prosecution or maintenance of any patent or patent application related to an Improvement independently made by ATS, it shall give CMI written notice thereof. CMI shall then have the right, but not the obligation, to initiate or continue such prosecution or maintenance at its own expense. If CMI elects to initiate or continue such prosecution or maintenance, ATS shall assign such patent or patent application to CMI, and CMI shall grant to ATS a royalty-free, nonexclusive license for such Improvement.Thereafter, CMI may continue such prosecution or maintenance at its own expense, subject to the retained license of ATS.

         (b) If ATS elects not to file or to discontinue the prosecution or maintenance of any patent or patent application related to a jointly developed Improvement, ATS shall give CMI written notice thereof. Upon ATS's written notice to CMI, CMI shall then have the right, but not the obligation, to initiate or continue such prosecution or maintenance at its own expense. If CMI elects to initiate or continue such prosecution or maintenance, ATS shall assign such patent or patent application to CMI, and CMI shall grant to ATS a royalty-free, nonexclusive license for such Improvement. Thereafter, CMI may continue such prosecution or maintenance at its own expense, subject to the retained license of ATS.

         (c) If CMI elects not to file or to discontinue the prosecution or maintenance of any patent or patent application related to an Improvement independently made by CMI, CMI shall give ATS written notice thereof. ATS shall then have the right, but not the obligation, to initiate or continue such prosecution or maintenance at its own expense. If ATS elects to initiate or continue such prosecution or maintenance, CMI shall assign such patent or patent application to ATS, and ATS shall grant to CMI a royalty-free, nonexclusive license for such Improvement.


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                  Thereafter, ATS may initiate or continue such prosecution or maintenance at its own expense, subject to the retained license of CMI.

         (d) If CMI elects not to file or to discontinue the prosecution or maintenance of any patent or patent application related to a jointly developed Improvement, CMI shall give ATS written notice thereof. Upon CMI's written notice to ATS, ATS shall then have the right, but not the obligation, to initiate or continue such prosecution or maintenance at its own expense. If ATS elects to initiate or continue such prosecution or maintenance, CMI shall assign such patent or patent application to ATS, and ATS shall grant to CMI a royalty-free, nonexclusive license for such Improvement. Thereafter, ATS may continue such prosecution or maintenance at its own expense, subject to the retained license of CMI.

Article 4.0   TERM AND TERMINATION

4.1 Commencement. This Agreement shall commence on the date first hereinabove set forth and shall remain in effect unless and until terminated under Section 4.2, 4.3 or 4.4 below.

4.2 Termination for Material Breach. If either party breaches any material term of this Agreement, the non-breaching party shall give written notice thereof to the breaching party. In the event of such a breach by ATS, which breach is not cured within ninety (90) days of such notice, then the rights and obligations of the parties under this Agreement shall be suspended for a period of up to two
(2) years from the end of such ninety-day notice period (a "Suspension Period"). During a Suspension Period, Amendment No. 7 to the O.E.M. Supply Agreement shall be suspended as well and the O.E.M. Supply Agreement as in effect immediately prior to the signing of this Agreement shall be in full force and effect. If at any time during a Suspension Period ATS is able to cure its default under this Agreement, then the Suspension Period shall end and the rights and obligations of the parties under this Agreement shall once again be in full force and effect with appropriate adjustments made to the dates appearing herein to reflect the suspension of the Agreement during the Suspension Period. If ATS is unable to cure its default under this Agreement prior to the expiration of two (2) years from the end of a ninety-day notice period, then this Agreement shall be terminated, any installment payments of the License Fee previously made under
Section 2.5 may be retained by CMI and ATS shall reimburse CMI for all expenses under Section 2.6 to the effective date of such termination.

In the event of such a breach by CMI, which breach is not cured within ninety
(90) days of ATS' notice of such breach, then CMI shall have one year during which to cure such breach, provided that during such year the price paid by ATS for Equivalent Valve Sets shall be that specified in Section 5(b)(ii)(A) of the O.E.M. Supply Agreement as amended by Amendment No. 7. In the event that CMI is unable to cure such breach prior to the satisfaction of the milestone described in Section 2.5(5)(ii) of this Agreement, then the rights and obligations of the parties under Sections 2.3 and 2.5 through 2.9 of this Agreement shall be terminated, the license granted ATS under Section 2.1 shall be deemed fully paid-up and irrevocable, any installment payments of the License Fee previously made under Section 2.5 shall be refunded to ATS and ATS shall not be required to reimburse CMI for any expenses not previously reimbursed under Section 2.6. In the


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event that CMI is unable to cure such breach after the satisfaction of the milestone described in Section 2.5(5)(ii) of this Agreement, then the rights and obligations of the parties under Sections 2.3 and 2.5 through 2.9 of this Agreement shall be terminated, the license granted ATS under Section 2.1 shall be deemed fully paid-up and irrevocable, any installment payments of the License Fee previously made under Section 2.5 shall not be refunded to ATS and ATS shall reimburse CMI for all expenses under Section 2.6 incurred prior to the delivery by ATS of such notice of breach.

4.3 Termination for ATS Insolvency. This Agreement may be terminated by CMI effective immediately upon written notice (i) upon the institution by ATS of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of ATS' debts under United States or state law, (ii) upon the institution against ATS of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of ATS' debts under United States or state law which proceeding is consented to or acquiesced in by ATS or shall remain for 90 days undismissed, (iii) upon ATS' making an assignment for the benefit of creditors, or (iv) upon ATS' dissolution or ceasing to do business.

4.4 Termination for ATS' Exit of the Mechanical Heart Valve Business. If ATS determines to exit the mechanical heart valve business, then ATS may terminate this Agreement at any time after the third anniversary of the date of this Agreement by giving six (6) months written notice thereof to CMI. In the event of such termination, the license granted under Section 2.1 shall be terminated, CMI may retain any installment payments of the License Fee previously made under
Section 2.5 and ATS shall reimburse CMI for all expenses under Section 2.6 to the effective date of termination.

4.5 Return of CMI Documentation. Upon termination of the license granted under
Section 2.1 pursuant to Section 4.2, 4.3 or 4.4, ATS shall promptly return or, upon the written request by CMI, destroy any copies of the CMI Documentation except for one (1) archival copy thereof as may be required to comply with applicable FDA GMP/QSR requirements for any Licensed Product made and sold by ATS. ATS shall give CMI a written certification of such return or destruction.

4.6 WIP and Inventory. In the event of a termination of the license granted under Section 2.1 due to a breach by ATS under Section 4.2 or 4.4, ATS shall make an orderly shut-down of the Production Line and sell or otherwise dispose of such WIP and any finished Licensed Product in inventory.

Article 5.0   INFRINGEMENT

         If ATS has reason to believe that any letters patent licensed hereunder to ATS are infringed by a third party, ATS shall immediately notify CMI of such possible infringement, including the basis therefor. If, after 90 days, CMI elects not to pursue an infringement action against the third party, ATS shall have the right, but not the obligation, to prosecute any such action in the name of CMI but at its own expense. If ATS elects to pursue such an infringement action, CMI shall execute documents and render such cooperation to ATS as may be reasonably


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requested, including agreeing to be named as a co-plaintiff if necessary to establish standing to pursue such action. ATS shall retain all proceeds obtained upon the conclusion or settlement of any such legal action undertaken at its own expense. ATS shall, however, reimburse CMI for reasonable attorney's fees and expenses incurred in providing such cooperation, including costs associated with gathering and copying documents, and other costs associated with discovery. CMI may also elect to participate in such action at its own expense.

Article 6.0   INDEMNIFICATION

6.1 Products Liability. ATS agrees to be solely responsible for and to defend and indemnify CMI and to hold it harmless from any and all demands, claims, causes of action, or damages including attorneys fees and expenses, arising out of, resulting from or related to the use of Licensed Technology and any products manufactured, sold or distributed by ATS. This obligation will survive termination of this Agreement and will be applicable to all claims regardless of the legal theory on which they are based including, but not limited to, claims of negligence, breach of warranty, strict liability, and violation of statute or government regulations.

6.2 Intellectual Property. CMI shall defend and indemnify ATS, its officers, directors, employees and agents and hold the same harmless from any and all demands, claims, causes of action, or damages (including reasonable attorneys fees and expenses), arising from any claim(s) that the Licensed Technology (or any portion thereof) infringes the intellectual property rights (including any patent, copyright, trademark or trade secret) of any third party.

6.3 Injury or Death. CMI shall defend and indemnify ATS, its officers, directors, employees and agents and hold the same harmless from any and all demands, claims, causes of action, or damages (including reasonable attorneys fees and expenses), arising out of, resulting from or related to any injury, death or damage to property caused solely by the negligence, reckless conduct or intentional misconduct of any CMI employee at the Site not including any claims of product liability.

ATS shall defend and indemnify CMI, its officers, directors, employees and agents and hold the same harmless from any and all demands, claims, causes of action, or damages (including reasonable attorneys fees and expenses), arising out of, resulting from or related to any injury, death or damage to property caused solely by the negligence, reckless conduct or intentional misconduct of any ATS employee at the Site.

6.4 Procedure. A party seeking indemnification ("Indemnified Party") under this
Article 6.0 shall give written notice thereof to the indemnifying party ("Indemnifying Party"), including the nature and extent of the legal claim giving rise thereto. The Indemnified Party shall give such cooperation (at the expense of the Indemnifying Party) as is reasonably requested by the Indemnifying Party, which shall control the defense and settlement thereof in its sole discretion. The Indemnified Party may participate in such legal action at its own expense but shall not settle or compromise such action without the written consent of the Indemnifying Party. If and to the extent that the legal counsel selected by the Indemnifying Party is subject to a material conflict of interest under the applicable rules of professional conduct in the defense of both the


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Indemnifying Party and the Indemnified Party, the Indemnified Party shall not be required to waive such conflict and the Indemnifying Party shall promptly engage and pay for separate legal counsel to represent the Indemnified Party.

6.5 Survival. The indemnification obligations set forth in this Article 6.0 shall survive termination of this Agreement and will be applicable to all claims regardless of the legal theory on which they are based including, but not limited to, claims of negligence, breach of warranty, strict liability or violation of any applicable statute or government regulation.

Article 7.0   NOTICES

7.1 Notices. Any notice to be given under this Agreement shall be sent by personal delivery, delivery by a recognized courier service, electronically confirmed facsimile, or certified mail, postage prepaid, to the following addresses:

            CMI:              Sulzer Carbomedics, Inc.
                              1300 East Anderson Lane
                              Austin, Texas 78752
                              Attn.: President
                              Facsimile number: 512/435-3395

            With a copy to:   Sulzer Medical USA Inc.
                              3 East Greenway Plaza, Suite 1600
                              Houston, Texas 77046-0391
                              Attention: Vice President and General Counsel
                              Facsimile number: 713/561-6380

            ATS:              ATS Medical, Inc.
                              3905 Annapolis Lane
                              Minneapolis, Minnesota 55447
                              Attn.: President
                              Facsimile number: 612/553-1492

Any such notice given shall be effective upon its receipt by the notified party.

7.2 Change of Address. Either party may change its address by giving at least ten (10) days prior written notice thereof to the other party.

Article 8.0   MISCELLANEOUS

8.1 Assignment. Neither party may assign or sublicense this Agreement without the prior written consent of the other party, which consent may be withheld absolutely in the other party's sole discretion. Notwithstanding, either party may freely assign this Agreement to any entity controlling, controlled by or under common control with such party or in connection with the acquisition of such party or all or substantially all of that portion of its business or assets to


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which this Agreement pertains, provided, in such case, the acquiring party agrees in writing to be bound by all the terms and conditions hereof and gives notice thereof to the non-acquired party.

8.2 Confidentiality. The Licensed Technology is the confidential and proprietary property of CMI. ATS shall hold the Licensed Technology in confidence and shall afford it the same protection that ATS uses for protecting its own confidential and proprietary information ("ATS Information"). In the course of establishment and operation of the Production Line, ATS may also disclose certain ATS Information to CMI, and CMI shall hold any ATS Information in confidence and shall afford it the same protection that CMI uses for protecting its own confidential and proprietary information. Notwithstanding the foregoing, the following shall not be considered confidential and proprietary information of either party: (a) information which is in the public domain through no fault or inaction of the receiving party; (b) information already known to the receiving party without obligation to the disclosing party and prior to its receipt from the disclosing party; (c) information independently developed by the receiving party without the use or or reliance on any confidential and proprietary information from the disclosing party; or (d) information which is required to be disclosed by law.

8.3 Whole Agreement; Amendment. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. No waiver, alteration or modification of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. No waiver shall be implied or continuing.

8.4 Relationship. Nothing in this Agreement shall be deemed or construed to constitute or create between the parties a partnership, joint venture or agency.

8.5 Headings. The headings or captions of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part hereof or used in the construction or interpretation hereof.

8.6 Governing Law. This Agreement shall be governed by the laws of the State of Texas, excluding its choice of law rules.

8.7 Legal Effect. If any provision of this Agreement is rendered unlawful or invalid because of any existing or subsequently enacted law or by a decree or order of a court of last resort, the remaining provisions shall continue in full force and effect and shall be interpreted to achieve the original purpose of the parties to the maximum extent possible.

8.8 Attorneys Fees. If a legal action is initiated by either party regarding the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to its reasonable attorneys fees and costs.

8.9 Option Agreement. The Option Agreement dated September 24, 1990, as amended December 16, 1993, between the parties hereto shall terminate effective as of the execution of this Agreement.


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


8.10 Public Announcement. Neither CMI nor ATS will make any public announcement or disclosure regarding this Agreement without the prior consent of the other party, except any such announcement or disclosure that may be required by rule, regulation or law, in which case the party required to make the announcement or disclosure will, if reasonably practicable, allow the other party at least 24 hours to comment on such announcement or disclosure in advance thereof.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first hereinabove set forth.


SULZER CARBOMEDICS, INC.                    ATS MEDICAL, INC.


By: /s/ Terry Marlatt                       By: /s/ Richard W. Kramp
    --------------------------------            --------------------------------
    Terry Marlatt, President                    Richard W. Kramp,
                                                President/COO


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